Confidential Treatment requested by Atlantic Southeast Airlines, Inc., File No. 0-11097


                                 EXHIBIT 10 (f)


                 Confidential treatment has been applied for with respect to certain provisions of this Exhibit, which provisions have been omitted from this Exhibit, marked with an asterisk (*) and filed separately with the SEC

                             FOURTH AMENDMENT TO
                               CREDIT AGREEMENT
                           DATED DECEMBER 24, 1986

         This Fourth Amendment To Credit Agreement (this "Fourth Amendment") is made and entered into this 17th day of September, 1996, by and among the ATLANTIC SOUTHEAST AIRLINES, INC., a Georgia corporation (the "Company"), ASA INVESTMENTS, INC., a Delaware Corporation ("Investments"), MANUFACTURERS LEASING INTERNATIONAL CORP. ( "MHLI"), BANK OF AMERICA ILLINOIS [formerly known as Continental Bank N.A. and Continental Illinois National Bank and Trust Company of Chicago], NATIONSBANK, N.A. (SOUTH) [formerly known as NationsBank of Georgia, N.A. and Citizens and Southern National Bank], NATIONAL BANK OF CANADA, THE ROYAL BANK OF CANADA, CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), KAWASAKI LEASING, (USA) INC. as successor in interest to Kawasaki Leasing International, Inc. [formerly known as Kawasaki Lease Financing Inc.], SOUTHTRUST BANK OF GEORGIA, N.A. [formerly known as First American Bank of Georgia, N.A.] (all of such financial institutions are hereinafter collectively referred to as the "Lenders").

                              W I T N E S S E T H:

         WHEREAS, the Company is indebted to the Lenders under the terms of that certain Credit Agreement dated December 24, 1986, originally among the Company, Investments, MHLI, and the financial institutions parties thereto as respectively amended on each of February 20, 1987, May 23, 1989, and August 17, 1989 (said Credit Agreement as now or hereafter amended is hereinafter collectively referred to as the "Credit Agreement"); and

         WHEREAS, CIBC has purchased the participation interest of each of American Security Bank, N.A. ("American"), B.S.F.E. - Banque de la Societe Financiere Europeenne ("BSFE"), and Barclays Bank, PLC ("Barclays") under the Credit Agreement; and

         WHEREAS, SouthTrust Bank of Georgia, N.A. has succeeded to the participation interest of First American Bank of Georgia, N.A. under the Credit Agreement; and

         WHEREAS, effective November 30, 1995, Kawasaki Leasing, (USA) Inc. has succeeded to the participation interest of Kawasaki Leasing International, Inc. ("KLII") under the Credit Agreement; and

         WHEREAS, the Company and Investments desire to obtain the approval and consent of the necessary Lenders to implement a corporate reorganization and an amendment to the Credit Agreement which will result in (i) each of the Company and Investments becoming a wholly owned subsidiary of a holding company the stock of which holding company is owned by the Company's current shareholders and will be publicly traded, (ii) Investments being removed as a party to the Credit Agreement and being relieved of its responsibility under any guarantee thereof, and (iii) the Company being relieved of certain restrictions imposed under the Credit Agreement; and

         WHEREAS, pursuant to the provisions of Section 11.04 of the Credit Agreement, the parties desire to amend the Credit Agreement as hereinafter provided.

         NOW, THEREFORE, for and in consideration of each party's agreement to be bound hereby and other good, valuable and adequate consideration, the parties hereto do hereby agree as follows:

         1. All capitalized terms not otherwise specifically defined herein shall have the meanings ascribed to them under the provisions of the Credit Agreement.

         2. Investments shall be removed as a party to the Credit Agreement with all references to "ASA Investments, Inc." and "Investments" under the Credit Agreement being hereby deleted in their entirety. Additionally, from and after the date hereof, Investments shall not be considered a "Subsidiary" (as defined and provided under the Credit Agreement) of the Company notwithstanding any provision of the Credit Agreement to the contrary. In connection therewith, all parties agree that that certain Guaranty dated as of December 24, 1986, delivered by Investments to MHLI in its capacity as agent for the benefit of all Lenders (the "Guaranty") is hereby terminated and shall be of no further force or effect it being the express agreement of all parties that Investments shall have no obligations or responsibilities to any one or more of the Lenders and that no Lender shall have any claim or cause of action against Investments under or in connection with the Credit Agreement, the credit extended to the Company thereunder, the Basic Documents, or the Guaranty. In addition, the definition of "Guaranty" and all references to the "Guaranty" contained in the Credit Agreement or the Basic Documents are hereby deleted.

         3. All references to the "Company" or the "Subsidiaries" of the Company under the Credit Agreement and all determinations required to be made with respect thereto shall refer to and include solely and exclusively the Company and its Subsidiaries (as defined in the Credit Agreement as modified by this Fourth Amendment); provided, that in no event shall the Company's Subsidiaries include (i) Investments, (ii) any parent or holding company owning all or substantially all of the capital stock of the Company or (iii) any Person required to be included in any consolidated financial statement, tax return or governmental filing covering the Company or under any other statement prepared or determination made in conformity with GAAP which Person does not meet the definitional requirements of a "Subsidiary" of the Company under the Credit Agreement.

         4. The definitions of "Indebtedness", "Tangible Net Worth", "Total Assets" and "Total Liabilities" currently contained under Section 1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

                 "Indebtedness" means [*]

                 "Tangible Net Worth" means as to any Person the Book Net Worth of such Person minus (i) the amount, if any, of the Total Assets of such Person and such Person's Subsidiaries which would be treated as intangibles under GAAP, (ii) any write-up in the book value of any fixed asset resulting from a revaluation thereof and (iii) the amount, if any, at which shares of capital stock of such Person appear on the asset side of such Person's balance sheet.

                 "Total Assets" means as to any Person which is a corporation, all items considered as assets for purposes of GAAP.

                 "Total Liabilities" means as to any Person which is a corporation, all items considered as liabilities for purposes of GAAP.

         5. The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

                 "Book Net Worth" means as to any Person the book value of the Total Assets of such Person and such Person's Subsidiaries (exclusive of any indebtedness owed to such Person or such Person's Subsidiaries by any affiliate of such Person) which Total Assets are located within the United States of America minus the book value of the Total Liabilities of such Person and its Subsidiaries. For purposes of clarity, marketable securities and commercial paper issued by a foreign entity but held in the United States of America shall be considered to be assets located within the United States of America.

                 "Capitalized Lease" means a capitalized lease of any tangible real or personal property, as determined pursuant to GAAP.

                 "Current Maturities of Long Term Debt" means the amounts due, within any twelve (12) month period following any fiscal quarter end of the Company, under long-term debt instruments of the Company, as determined pursuant to GAAP.

                  [*]

                  [*]

                 "GAAP" means generally accepted accounting principles as in effect in the United States of America and applied on a basis consistent with that used in the preparation of the Company's audited balance sheet for the period ending December 31, 1995, and the related results of operation except for (i) changes therein with which the Company's independent public accountants concur that are disclosed in the notes to the relevant financial statements and
(ii) any requirements for consolidation inconsistent with the provisions of
Section 3 of the Fourth Amendment to this Agreement.

                 [*]

                 [*]

                 [*]

                 "Recent SEC Filings" means collectively (i) the Company's annual report on Form 10-K for the year ended December 31, 1995 and (ii) the Company's quarterly reports on Forms 10-Q for the calendar quarters ending March 31, 1996 and June 30, 1996.

                 "Subject Reorganization" means the pending proposed transaction under which (i) the Company shall form a wholly owned Subsidiary ("Holding Company"), (ii) Holding Company shall form a wholly owned subsidiary ("Second Level Subsidiary"), (iii) Second Level Subsidiary shall merge with and into the Company with the Company surviving and (a) the Company shareholders receiving stock in the Holding Company in exchange for the outstanding stock in the Company, (b) the Holding Company receiving all capital stock in the Company, and (c) all capital stock in the Holding Company owned by the Company being canceled, and (iv) the Company's subsequent dividend distribution to the Holding Company of all capital stock in Investments; all of which transactions shall result in the Company and Investments becoming wholly owned subsidiaries of Holding Company.

         6.      The representations and warranties contained under Sections
5.01 through 5.19 of the Credit Agreement (with all references to "this Agreement" or "herein" (contained under such Sections to include in particular the Credit Agreement as amended by this Fourth Amendment) as they pertain to the Company are hereby re-affirmed or made (as applicable) by the Company as of the date hereof, provided that, Section 5.10 is being reaffirmed as if "1985" were "1995" therein. The representations and warranties contained under Sections 5.04, 5.05, 5.06, 5.11, 5.12, 5.13, 5.15, and 5.18 are hereby amended and restated in their entirety as follows:

                 "SECTION 5.04 -- Litigation. [*]

                 SECTION 5.05 -- Financial Statements. (a) The audited balance sheet as of December 31, 1995, and the unaudited balance sheet as of June 30, 1996, and the related statement of operations for the year (audited) and quarters (unaudited) then ended and the statements of reconciliations of the shareholders' equity of the Company (copies of which have been furnished to Lenders) have been prepared in accordance with generally accepted accounting principles on a consistent basis with prior years and fairly present the correct and complete financial condition of the Company as of such dates and the results of the operations of the Company for such periods, and there has been no material adverse change of the financial condition or operations of the Company since June 30, 1996.

                 SECTION 5.06 -- Title to Properties. The Company has good title to its properties and assets except for defects which do not materially affect the operation or financial condition of the Company. There are no liens, mortgages, security interests, or other encumbrances of any of the items constituting Collateral under the Security Agreements except those granted and held in favor of the Lenders.

                 SECTION 5.11 -- Status as United States Citizen". The Company is a "citizen of the United States" as that term is used in 49 U.S.C. Section 40102(a)(15), and is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. Chapter 447 for aircraft capable of carrying 10 or more individuals.

                 SECTION 5.12 -- Indebtedness. The Company has no indebtedness for money borrowed except as disclosed under the Recent SEC Filings.

                 SECTION 5.13 -- Contingent Liabilities. The Company has no contingent liabilities except as disclosed under the Recent SEC Filings.

                 SECTION 5.15 -- Forms 10-K and 10-Q. The Recent SEC Filings, as previously delivered to Lenders, correctly describe the principal properties of the Company and the general nature of the business conducted by the Company.

                 SECTION 5.18 -- UCC Location. The Company maintains is Chief Executive Office and principal place of business is located at 100 Hartsfield Centre Parkway, Suite 800, Atlanta, Georgia 30354-1356".

         7. The following representation and warranty is hereby added as a new Section 5.19:

                 "SECTION 5.19 -- Subject Reorganization. Upon the consummation of the Subject Reorganization, the Company shall be and remain in compliance with all applicable provisions of this Agreement including without limitation, those covenants contained in Section 6.02, 6.04, 6.05 and 6.06."

         8. All representations and warranties contained under Article V of the Credit Agreement solely as and only to the extent they pertain or apply to Investments are hereby deleted.

         9. Section 6.01 of the Credit Agreement is hereby amended by (i) deleting Sections 6.01(i)(y) [in both places] and 6.01(i)(z) [in both places],
(ii) deleting Sections 6.01(ii)(y) [in both places] and 6.01(ii)(z) [in both places], (iii) deleting the phrase "and Investments" as it appears in 6.01(iii)(a), (iv) deleting 6.01(iii)(a)(y), (v) deleting the phrase "Investments, and immediately upon the filing of any one or more actions or proceedings against" as it appears in Section 6.01(vii) and (vi) adding the following phrase after the word "Company" as it appears in Section 6.01 (iv):

              "or any parent or holding company of the Company"

         10. Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety to read follows:

                 "SECTION 6.02 -- [*]

         11. Section 6.03 of the Credit Agreement is hereby deleted in its entirety and such Section is hereby reserved for future use.

         12. Sections 6.04, 6.05 and 6.06 are hereby amended in their entirety to read as follows:


                 "SECTION 6.04 -- [*]

                 SECTION 6.05 -- [*]

                 SECTION 6.06 -- [*]

         13. Section 6.14 of the Credit Agreement is hereby deleted in its entirety and such Section is hereby reserved for future use.


         14. Sections 7.01 through 7.04 are hereby amended and restated in their entirety to read as follows:

                 "SECTION 7.01 -- [*]

                 SECTION 7.02 -- [*]

                 SECTION 7.03 -- [*]

                 SECTION 7.04 -- [*]

         15. Section 7.06 is hereby amended and restated in its entirety to read as follows:

                 "SECTION 7.06 -- [*]

         16. Sections 7.07 and 7.08 of the Credit Agreement are hereby deleted in their entirety and such Sections are hereby reserved for future use.

         17.     Sections 9.01(a)(i), 9.01(a)(ii), 9.01(a)(iii), 9.01(a)(iv),
and 9.01(a)(ix) of the Credit Agreement are hereby amended to delete the phrase "or Investments" where included therein.

         18. Section 9.01(a)(viii) of the Credit Agreement is hereby amended to replace the reference to [*] with [*].

         19. Section 9.01(a)(x) of the Credit Agreement is hereby amended to delete the phrase "or the Guaranty," where the same is located therein.

         20. Section 9.01(b) of the Credit Agreement is hereby amended to delete the phrase "and Investments" in the three places such phrase appears therein.

         21. Section 11.01 of the Credit Agreement is hereby amended so as to delete the phrases "the Guaranty" and "or Investments" in the two places each such respective phrase appears therein.

         22. Section 11.03 of the Credit Agreement is hereby amended so as to delete the phrases "the Guaranty" and "and Investments" in each and every place either such respective phrase appears therein.

         23. Section 11.04 of the Credit Agreement is hereby amended so as to delete the phrase "Investments," in the one place such phrase appears therein.

         24. Section 11.05 of the Credit Agreement is hereby amended so as to delete the phrase "and Investments" in the two places such phrase appears therein.

         25. Section 11.09 of the Credit Agreement is hereby amended so as to delete the phrase " or Investments" in the one place such phrase appears therein.

         26. Section 11.10 of the Credit Agreement is hereby amended so as to delete (i) the phrases "or Investments" and "and Investments" and (ii) the word "Investments" in the one place each such respective phrase or word appears therein.

         27. Section 11.12 of the Credit Agreement is hereby deleted in its entirety.

         28. Each of the undersigned Lenders represents and warrants to the Company that such undersigned Lender has all requisite power and authority to execute this Fourth Amendment which shall, upon execution by all of the undersigned Lenders, constitute the legally binding obligation of all parties to the Credit Agreement other than the Company and Investments.

         29. The undersigned Lenders hereby consent to the implementation and consummation of the Subject Reorganization (as defined in this Fourth Amendment) by the Company and Investments and hereby waive (i) the Company's and Investment's compliance with any other provisions contained under the Credit Agreement or any other Basic Document which are deemed, interpreted or construed to prohibit, prevent or restrict the Company's and Investment's undertaking of the Subject Reorganization or (ii) any default or breach of any provision of either the Credit Agreement or any Basic Document resulting solely from the implementation and consummation of the Subject Reorganization by the Company and Investments provided, that nothing contained under subclause (ii) hereof shall be deemed, interpreted or construed to constitute a waiver by any Lender of any default or breach committed by the Company under the Credit Agreement or any Basic Document (as amended hereby) from and after the consummation of the Subject Reorganization.


         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their duly authorized officers as of the date first above written.

ASA Investments, Inc                                 Atlantic Southeast
Airlines, Inc.


By: /s/ Ronald V. Sapp                    By: /s/ Ronald V. Sapp
    --------------------------------          ------------------------------------------
    Title: Treasurer                          Title: Vice President-Finance



Bank of America Illinois                  Manufacturers Hanover Leasing International
                                          Corp., as Agent and as a Lender


By: /s/ Patrick Horan                     By: /s/ Joseph D. Mellon,
    --------------------------------          ------------------------------------------
    Title:Senior Vice President               Title:Attorney-in-Fact


NationsBank, N.A. (South)                 National Bank of Canada.
f/k/a NationsBank of Georgia, N.A.


By: /s/ Kathryn W. Robinson               By: /s/ William L. Berry
    --------------------------------          ------------------------------------------
    Title: Senior Vice President              Title: Vice President


The Royal Bank of Canada                  Canadian Imperial Bank of Commerce


By: /s/ Don Calancie                      By: /s/ Roger Colden
    --------------------------------          ------------------------------------------
    Title; Senior Manager                 Title: Authorized Signatory


SouthTrust Bank of Georgia, N.A.          Kawasaki Leasing, (USA) Inc

By: /s/ Ron Fontenot                                  By: /s/ Shigeru Inada
    ---------------------------------------               ---------------------------------------
    Title: Vice President                                 Title: President